UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
On June 18, 2010, Inverness Medical Innovations, Inc. (the “Company”), acting through its Audit Committee, engaged PricewaterhouseCoopers LLP (“PwC”) as its principal accountant to audit its financial statements for the fiscal year ending December 31, 2010, as well as to review the Company’s interim financial statements during the remainder of 2010. The Company’s Audit Committee engaged PwC after a thorough selection process which included meeting with, and reviewing proposals from, several candidates including BDO Seidman, LLP (“BDO”). PwC replaced BDO as the Company’s principal accountant as of such date.
BDO’s reports on the Company’s financial statements for the fiscal years ended December 31, 2008 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2008 and 2009 and the subsequent period through June 18, 2010, (i) there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in its report on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.
The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K, and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated June 23, 2010, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP dated June 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: June 24, 2010	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP dated June 23, 2010